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                        SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC 20549


                                     FORM S-8


                              REGISTRATION STATEMENT
                                    UNDER THE
                              SECURITIES ACT OF 1933

                             CORSAIRE SNOWBOARD, INC.
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              (Exact Name of Registrant as Specified in Its Charter)

         State of Delaware                              55-0672633
  (State or Other Jurisdiction of                   (I.R.S. Employer
  Incorporation or Organization)                    Identification No.)

   3838 Camino Del Rio North, Suite 333, San Diego, CA     92108
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        (Address of Principal Executive Offices)        (Zip Code)

                        Agreements for Consulting Services
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                             (Full Title of the Plan)

     Harvard Business Services, Inc., 25 Greystone Manor, Lewes, DE 19958
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                     (Name and Address of Agent For Service)

                                 (302) 645-7400
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          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE
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                                 Proposed       Proposed
  Title of                       Maximum        Maximum
 Securities        Amount        Offering       Aggregate      Amount of
   to be           to be          Price         Offering      Registration
 Registered      Registered     Per Share        Price            Fee
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Common Stock      600,000          $.50      $300,000.00        $100.00

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ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The Company's Annual Report on Form 10-KSB for the year ended
December 31, 1995 and the Form 10-QSB's for fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

    Securities are registered under Section 12(g) of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Does Not Apply

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS:

    Section 145 of the General Corporation Laws of Delaware (the "Act") provides that a corporation may indemnify a director or officer of the corporation and to purchase and maintain liability insurance for those persons as, and to the extent permitted by Article 7 of the Act.

    The Company's Certificate of Incorporation further provides that to the fullest extent permitted by the General Corporation Laws of Delaware a director shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

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ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Does Not Apply

ITEM 8.  EXHIBITS

    The following is a list of exhibits filed as part of the Registration
Statement:

     5.1  Opinion of Carmine J. Bua, III, Esq.
    24.1  Consent of Strabala Ramirez & Associates, C.P.A.

ITEM 9.  UNDERTAKINGS

    The undersigned hereby undertakes:

    (1)(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


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            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining a liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by


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the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on the ____ day of March 1997.

                                       CORSAIRE SNOWBOARD, INC.



                                    BY: /s/ Rene M. Hamouth
                                       ----------------------------------------
                                       RENE M. HAMOUTH,
                                       President and
                                       Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                           Date
---------                           -----                           ----


/s/ Rene M. Hamouth                 Chairman of the Board       March ___, 1997
--------------------                President, Chief
RENE M. HAMOUTH                     Executive Officer, and
                                    Treasurer (Principal
                                    Financial and Accounting
                                    Officer) and Secretary


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                               INDEX TO EXHIBITS


SEQUENTIALLY
EXHIBIT NUMBER               DESCRIPTION
--------------               -----------

     5.1                     Opinion of Carmine J. Bua, III, Esq.
                             re legality

    24.1                     Consent of Strabala Ramirez & Associates  C.P.A.


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